Exhibit 3.12

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE SECURITIES DIVISIONS.

T STAMP, INC.

WARRANT AGREEMENT

Issuance Date: December 16, 2016

The following is a statement of the rights of the holder of this Warrant and the conditions to which this Warrant is subject, and to which the holder hereof, by the acceptance of this Warrant, agrees:

For value received, [_____] a [____] limited liability company and its permitted assigns (“Holder”), is entitled to subscribe for and purchase, subject to terms and conditions set forth herein, up to that number of shares of Common Stock (defined below) with a Fair Market Value (defined below) as of the Determination Date (defined below) of $50,000 (the “Warrant Stock”) of T Stamp, Inc., a Delaware corporation (the “Company”), at the Warrant Price (as defined below) per share. As used herein, “Common Stock” shall mean the shares of the Company’s common stock, par value $0.01 per share, and “Warrant Price” shall mean the lower of (i) the lowest per share price paid by investors (excluding investors who acquire shares by cancellation of indebtedness) in a financing in which Holder converts all or any part of the balance of that certain Convertible Promissory Note (“Note”) dated even herewith into equity interests of the Company, (ii) the quotient of $4.9 million divided by the aggregate number of the Company’s outstanding Common Stock prior to the exercise of this Warrant (assuming the full conversion or exercise of all convertible and exercisable securities then outstanding, other than indebtedness, into Common Stock), or (iii) the Fair Market Value of one share of Common Stock as of the date that is the earlier of (A) the conversion of the Note into the equity interests of the Company or (B) the maturity date of the Note (the “Determination Date”). For purposes of this Warrant, “Fair Market Value” means, as of the date of computation, the value determined in good faith by the Company’s Board of Directors (or other governing body) (“Board”). The decision of the Board as to the Fair Market Value shall be final, absent manifest error. The Board may employ other outside experts and independent consultants at the expense of the Company to assist in the valuation process and shall be fully justified in relying on the statements, findings or opinions of any such experts selected with reasonable care. In connection with the determination of Fair Market Value, the Board and any such outside experts and independent consultants shall permit the Holder to present written, oral and such other information deemed relevant by the Holder as to the determination of Fair Market Value, and the Board and all such experts and consultants shall consider such evidence in good faith.

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1.             Method of Exercise; Payment.

(a)           The purchase right represented by this Warrant may only be exercised by Holder, in whole or in part, prior to the Expiration Date (as defined herein) by the surrender of this Warrant and the execution and delivery of a Notice of Exercise in the form attached hereto as Exhibit A (“Notice of Exercise”) at the principal office of the Company, and by the payment to the Company in cash of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Stock being purchased. Upon any valid exercise of the rights represented by this Warrant, certificates for the Warrant Stock so purchased shall be delivered to Holder as soon as practicable or in the case of uncertificated Warrant Stock, the Company’s stock ledger shall be updated to reflect the issuance of such Warrant Stock as soon as practicable. Such exercise shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Warrant and the delivery of the validly executed notice of exercise.

(b)           Notwithstanding Section 1(a) to the contrary, the Holder may elect to exercise all or a portion of its rights to acquire Warrant Stock without the payment of any additional consideration by surrendering this Warrant to the Company (together with the Notice of Exercise) (i.e., a cashless exercise) (“Warrant Conversion”). If the Holder elects to pay the Warrant Price through a Warrant Conversion, the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of Common Stock under the following formula:

X = (Y * (A – B)) / A

Where,

X = the total number of Common Stock to be issued pursuant to this Section 1(b).

Y = the total number of Common Stock the Holder elects to exercise.

A = the Fair Market Value of one share of Common Stock at the time the election is made pursuant to this Section 1(b).

B = the Warrant Price.

2.             Adjustment of Warrant Price and Number of Warrant Stock. If, as a result of any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company at a de minimis price (i.e. par value), or any other similar corporate transaction, change, or event, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Warrant, then the Company shall, in such manner as is equitable, adjust any or all of: (i) the number and class or type of Warrant Stock, and (ii) the Warrant Price. Notwithstanding with foregoing, this Warrant shall not be adjusted solely to prevent ownership dilution or economic dilution resulting from the sale by the Company of Common Stock, options, or warrants to purchase Common Stock, or securities convertible into Common Stock, for a cash investment in an arms-length transaction negotiated by the Company in good faith; Holder shall take the same risks as Common Stock holders that the value of Company’s Common Stock might fall.

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3.             Notice of Adjustments. Whenever the number of Warrant Stock or Warrant Price shall be adjusted pursuant to Section 2 hereof, the Company shall issue to Holder a certificate signed by its chief executive and/or financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and a summary of the adjusted terms.

4.             Stock Fully Paid; Reservation of Warrant Stock. The Warrant Stock will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges (other than restrictions on future transfers under applicable federal and state securities laws) with respect to the issue thereof. The Company shall reserve and set aside a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.             Fractional Stock. No fractional Warrant Stock will be issued in connection with any exercise hereunder. Instead, any fractional balance will be rounded up to the next whole share.

6.            Purchase and Transferability of Warrant Stock. With respect to any offer, sale, or other disposition of this Warrant or the Warrant Stock, Holder by acceptance hereof agrees to be bound by the restrictions set forth in this Warrant, specifically:

(a)            Notwithstanding any provision hereof to the contrary, no exercise of the Warrant into any equity securities of the Company will be made unless the Company determines (acting in a commercially reasonable manner) that such exercise can be made under exemptions from registration or qualification of such exercise under applicable securities laws without the creation of any offering memorandum prescribed by such laws unless at the time of such exercise the Company already has completed such a memorandum and such exercise would be exempt from registration and qualification by, among other things, delivery of such memorandum to Holder.

(b)           Holder represents and agrees that this Warrant and the Warrant Stock issuable upon exercise of this Warrant are and will be purchased only for investment, for Holder’s own account, and without any present intention to sell or distribute this Warrant or the Warrant Stock. Holder further acknowledges that the Warrant Stock will not be issued unless the issuance and delivery of the Warrant Stock shall comply with all relevant provisions of law, and other applicable federal and state securities laws and regulations.

(c)           Holder acknowledges and agrees that this Warrant and the Warrant Stock have not been and will not be registered under the Act and, accordingly, will not be transferable except as permitted under the various exemptions contained in the Act, or upon satisfaction of the registration and prospectus delivery requirements of the Act, and subject to Section 8 below. Holder further acknowledges and agrees that only the Company may file a registration statement with the Securities and Exchange Commission (“SEC”) and the Company is under no obligation to do so with respect to the Warrant Stock, nor does it have any obligation to file any other disclosure statement with the SEC with respect thereto.

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7.             Representations of Holder. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Stock solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Stock or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Stock the Holder is acquiring is being acquired for, and will be held for, its account only. The Holder understands that the Warrant and the Warrant Stock have not been registered under the Act, on the basis that no distribution or public offering of the securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention. The Holder recognizes that the Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Stock of the Company, or to comply with any exemption from such registration. The Holder is aware that neither the Warrant nor the Warrant Stock may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the Warrant Stock, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future. The Holder understands and agrees that all certificates evidencing the Warrant Stock to be issued to the Holder, if any, may bear the following legend: “The Common Stock represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or state securities laws, and cannot be offered, sold or otherwise transferred in the absence of registration or the availability of an exemption from registration under the Act, regulations promulgated thereunder, and applicable state securities laws.”

8.             Assignment of Warrant. The Holder may not transfer this Warrant or Warrant Stock to a third party without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the first sentence of this Section 8, the Holder shall have the right to transfer and assign this Warrant (a “Permitted Transfer”) without any consent of the Company to a Permitted Transferee (as defined below), provided, however, that such Permitted Transfer must be effected in accordance with any applicable securities laws, and if requested by the Company, Holder shall deliver an opinion of counsel acceptable to the Company to that effect. Each new Warrant issued upon any transfer of this Warrant shall bear a legend as to the applicable restrictions on transferability to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent, if any, in connection with such restrictions. Subject to the foregoing, transfers of this Warrant or Warrant Stock shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Warrant or Warrant Stock for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Warrant for all purposes whatsoever. The term “Warrant” as used in this Section 8 includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. “Permitted Transferee” means, as to any Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, any custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of such Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Warrant to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his/her lifetime or on death by will or intestacy; (ii) with respect to any Holder which is an entity, (A) the then existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder or otherwise, or (B) any person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any affiliate of the Holder (other than any investment portfolio company of the Holder that is an affiliate) which controls, is controlled by or is under common control with the Holder. This provision shall in no way affect the restrictions on transfer and other terms and conditions contained in Section 6 of this Warrant.

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9.             Rights as Stockholder. This Warrant shall not (a) entitle Holder to be deemed the holder of Common Stock or any other securities of the Company that may be issuable on the exercise hereof for any purpose; (b) confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof; (c) entitle Holder to give or withhold consent to any company action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, conveyance, or otherwise); or (d) entitle Holder to receive notice of meetings or to receive distributions or subscription rights until the Warrant or Warrants shall have been exercised and the certificates representing the Warrant Stock purchasable upon the exercise hereof shall have been issued, or in the case of uncertificated Warrant Stock, the Company’s stock ledger updated, as provided herein.

10.           Reorganization Event.

(a)           For purposes of this Warrant, a “Reorganization Event” shall mean (i) any transaction in which all or substantially all of the Company’s assets are acquired, or any transaction in which more than 50% of the Company’s outstanding equity interests acquired, directly or indirectly, by any person other than those persons who are the stockholders of the Company as of the “Issuance Date” of this Warrant (other than in connection with Qualified Financing or Non-Qualified Financing (as such terms are defined in the Note)); (ii) the dissolution or liquidation of the Company; or (iii) a merger or consolidation which is not within the scope of the transactions described in clause (i) above and in which the Company is not the surviving corporation. Notwithstanding the foregoing, “Reorganization Event” shall not include a merger, consolidation, or conversion in which the surviving entity is owned and controlled by substantially the same persons, in substantially the same proportions, as the Company prior to such transaction.

(b)           The Company shall provide the Holder with written notice of a Reorganization Event. Such notice shall be given not later than 20 days prior to the stockholders’ meeting called to approve such transaction (if any) or 20 days prior to the closing of such transaction, whichever is earlier. The Company shall also notify the Holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the contemplated transaction.

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(c)           Notwithstanding anything herein to the contrary, the Holder’s right to exercise this Warrant in whole or in part shall automatically be fully exercisable immediately prior to the occurrence of a Reorganization Event and shall automatically terminate immediately prior to the consummation of a Reorganization Event. To exercise Holder’s Warrant rights immediately prior to the consummation of a Reorganization Event, the Holder must, not later than ten days prior to the closing of such transaction, surrender the Warrant to the Company, deliver a validly executed notice of exercise to the Company in the form attached hereto as Exhibit A, and deliver the required payment to the Company. The exercise of this Warrant shall be conditioned upon the closing of such transaction, in which event the Holder shall not be deemed to have exercised such Warrant until immediately prior to the closing of such transaction. If the transaction does not occur for any reason, the Company shall promptly return to the Holder this Warrant and the amount of payment received from the Holder for the exercise of his, her, or its rights hereunder.

11.           Term and Termination. Subject to Section 10(c), the term of this Warrant shall be for ten (10) years, commencing on the Issuance Date and ending on the first to occur of (a) such 10-year anniversary of the Issuance Date and (b) the first date a Reorganization Event is consummated (being referred to herein as the “Expiration Date”).

12.           Miscellaneous.

(a)           Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and Holder.

(b)           This Warrant shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

(c)           Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

(d)           This Warrant may be executed in two or more counterparts, including by electronic signature or scanned copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Holder at such addresses as the Company or Holder may designate by written notice to the other.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

HOLDER:		COMPANY:

T STAMP, INC.

By:		By:	/s/ Andrew Gowasack

By:	/s/	Name:	Andrew Gowasack

Name:		Title:	Chief Executive Officer

Title:

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